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                      PATRICK AIRCRAFT TANK SYSTEMS, INC.

                                   BY-LAWS


                                  ARTICLE I.

                                 STOCKHOLDERS

     SECTION 1.01. ANNUAL MEETINGS. The Corporation shall hold each year, commencing with the year 1980, an annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation, on the second Friday of September in each year if not a legal holiday, and if a legal holiday, then on the first day following which is not a Sunday or a legal holiday. Any business of the Corporation may be transacted at an annual meeting without being specifically required by statute or by the charter to be stated in the notice. Failure to hold an annual meeting at the designated time shall not, however, invalidate the corporation existence or affect otherwise valid corporate acts.

     SECTION 1.02. SPECIAL MEETINGS. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the President or by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting.

     SECTION 1.03. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the Corporation in Howard County, Maryland, except in cases in which the notice thereof designates some other place; but all such meetings shall be held within the State of Maryland.

     SECTION 1.04. NOTICE OF MEETINGS. Not less than ten days nor more than ninety days before the date of every stockholders' meetings, the Secretary shall give to each stockholder entitled to vote at such meeting, written or oral notice stating the time and place of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States Mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid. Notwithstanding the foregoing provision, a waiver of notice in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or by proxy, shall be deemed equivalent to the giving of such notice to such persons. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.
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                                      2.

     SECTION 1.05. VOTES REQUIRED. Actions required to be voted on by the stockholders in accordance with the "Corporation and Association" Article of the Maryland Annotated Code, shall be passed by the majority vote of stockholders entitled to vote.

     SECTION 1.06. LIST OF STOCKHOLDERS. At each meeting of stockholders a full, true and complete list in alphabetical order, or in alphabetical order by classes of stock, or all stockholders entitled to vote at such meeting, certifying the number and class of shares held by each, shall be furnished by the Secretary.

     SECTION 1.07. VOTING FOR DIRECTORS. Directors shall be elected by the majority vote of all stockholders entitled to vote. Each stockholder will have one and only one vote (cumulative voting is prohibited) for each position on the Board of Directors for which an election is being held.


                                  ARTICLE II.

                               BOARD OF DIRECTORS

     SECTION 2.01. POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except such as are by statute or the charter or by By-Laws conferred upon or reserved to the stockholders. The Board of Directors shall keep full and fair accounts of its transactions.

     SECTION 2.02. NUMBER OF DIRECTORS. The number of directors of the Corporation shall be FOUR (4). By vote of three which constitute a majority of the entire Board of Directors, the number of directors may be increased or decreased, from time to time, to not exceeding twenty nor less than three directors.

     SECTION 2.03. ELECTION OF DIRECTORS. Until the first annual meeting of stockholders or until successors are duly elected and qualify, the Board shall consist of the persons named as such in the Charter. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next succeeding annual meeting or until their successors are elected and qualify. At any meeting of stockholders, duly called, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

     SECTION 2.04. VACANCIES. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, even if such remaining members do not constitute a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

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                                      3.

     SECTION 2.05. REGULAR MEETINGS. After each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as practicable for the purpose or organization and the transaction of other business at such time as may be designed by the stockholders at such meeting. The first meeting shall be held at the place designated by the Board of Directors for such first regular meeting or at the office of the Corporation in Howard County, Maryland. No notice of such first meeting shall be necessary if held as hereinabove provided. Other regular meetings of the Board of Directors of Maryland as may be designated from time to time by the Board of Directors.

     SECTION 2.06. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the President or by a majority of the Board of Directors by vote at a meeting, or in writing with or without a meeting. Such special meetings shall be held at such place or places within or without the State of Maryland as may be designated from time to time by the Board of Directors.

     SECTION 2.07. NOTICE OF MEETINGS. Except as provided in Section 2.05, notice of the place, day and hour of every regular and special meeting shall be given to each Director two days (or more) before the meeting, by delivering the same to him personally, or by sending the same to him by telegraph, or by leaving the same at his residence or usual place of business, or, in the alternative, by mailing such notice three days (or more) before the meeting, postage prepaid, and addressed to him at his last known post office address, according to the records of the Corporation. Unless required by these By-Laws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted thereat. No notice of any meeting of the Board of Directors need by given to any Director who attends, or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need by given of any such adjourned meeting other than by announcement.

     SECTION 2.08. QUORUM. At all meetings of the Board of Directors the presence of a two-thirds' majority of the entire Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which it is by stature, by the Charter or by the By-Laws otherwise provided, the vote of a simple majority of such quorum at a duly constituted meeting shall be sufficient to elect and pass any measure. In the absence of a quorum, the Directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend.

     SECTION 2.09. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

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                                       4.

                                  ARTICLE III.

                                    OFFICERS

     SECTION 3.01. EXECUTIVE OFFICERS. The Board of Directors shall choose a President from among the Directors, and a Secretary and a Treasurer who need not be directors. The Board of Directors may choose one or more Vice Presidents. Any two or more of the above-mentioned offices, except those of President and a Vice President, may be held by the same person; but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by statute, by the Charter, by the By-Laws or by resolution of the Board of Directors to be executed, acknowledged or verified by any two or more officers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired portion of the term of the Board of Directors at any regular or special meeting.

     SECTION 3.02. PRESIDENT. The President shall preside at all meetings of the stockholders and of the Board of Directors at which he shall be present; he shall have general charge and supervision of the business of the Corporation; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of a president of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors.

     SECTION 3.03. VICE PRESIDENTS. The Vice President or Vice Presidents, at the request of the President or in his absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the President may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned to him or them by the Board of Directors or the President.

     SECTION 3.04. SECRETARY. The Secretary shall keep the minutes of the meetings of stockholders, of the Board of Directors, and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the By-Laws or as required by law; he shall be custodian of the records of the Corporation; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors or the President.

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                                      5.

     SECTION 3.05. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors whenever requested, an account of the financial condition of the Corporation, and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned to him by the Board of Directors or the President.

     SECTION 3.06. SUBORDINATE OFFICERS. The Board of Directors may from time to time appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board of Directors or the President may prescribe. The Board of Directors, may from time to time authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

     SECTION 3.07. COMPENSATION. The Board of Directors shall have power to fix the compensation of all officers of the Corporation.

     SECTION 3.08. REMOVAL. Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.


                                 ARTICLE IV.

                                    STOCK

     SECTION 4.01. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number and kind of shares of stock owned by him in the Corporation. Such certificates shall be signed by the President or a Vice President and countersigned by the Secretary or Treasurer. Stock certificates shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors. In case any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before such certificate is issued,the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be such officer as of the date of its issue.

     SECTION 4.02. TRANSFERS. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue and transfer of certificates of stock.

     SECTION 4.03. STOCK LEDGERS. Original or duplicate stock ledgers containing the names and addresses of the stockholders of the Corporation and the number of shares of each class held by them respectively, shall be kept at an office of the Corporation.

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                                      6.

     SECTION 4.04. RECORD DATES. The Board of Directors is hereby empowered to fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose.

     SECTION 4.05. NEW CERTIFICATES. In case of any certificate of stock is lost, stolen, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof upon such terms and conditions as it may deem advisable; or the Board of Directors may delegate such power to any officer or officers of the Corporation; but the Board of Directors or such officer or officers, in their discretion, may refuse to issue such new certificate save upon the order of some court having jurisdiction in these premises.

                                ARTICLE V.

                                 FINANCE

     SECTION 5.01. CHECKS, DRAFTS, ETC. Checks, drafts and orders for the payment of money, notes and other evidence of indebtedness, issued in the name of the Corporation in the amount of Fifty Thousand Dollars ($50,000) or less, shall, unless otherwise provided by resolution of the Board of Directors, be signed by either the President, Vice President-Finance, or the Treasurer.

     Checks, drafts and orders for the payment of money, notes and other evidence of indebtedness, issued in the name of the Corporation in an amount in excess of Fifty Thousand Dollars ($50,000), shall, unless otherwise provided by resolution of the Board of Directors, be signed by both the President, Vice President-Finance, or the Treasurer jointly.

     SECTION 5.02. ANNUAL REPORTS. There shall be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the Board of Directors and filed within twenty days thereafter at the principal office of the Corporation in this State.

                                ARTICLE VI.

                             SUNDRY PROVISIONS

     SECTION 6.01. AMENDMENTS. Any and all provisions of the By-Laws may be altered or repealed and new By-Laws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose. In addition, the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new by-laws or to amend, alter or repeal any by-law of the Corporation.

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                  AMENDMENT TO BY-LAWS OF
            PATRICK AIRCRAFT TANK SYSTEMS, INC.

     The undersigned, being the sole shareholder of PATRICK AIRCRAFT TANK SYSTEMS, INC., a Maryland corporation, hereby amends the By-Laws of the Corporation as follows:

     a. by deleting from Article III Section 3.01. EXECUTIVE OFFICERS the words "from among the Directors;" from the second line thereof.

     b. by adding the following sentence between the first and second sentence thereof:

             The Board of Directors may also elect a chief executive officer and a chief financial officer, each to perform such duties as may be ascribed to the office by the Board of Directors.

     In all other respects the By-Laws shall remain unchanged.

     This Amendment has been adopted by the sole shareholder in lieu of a special meeting called for that purpose pursuant to Section 2-408(c) of the Corporations and Associations Article of the MARYLAND ANNOTATED CODE (1993 Repl. Vol., as amended).

WITNESS:                               PATS, Inc., a Maryland corporation
                                       Sole Shareholder

 /s/ Steve Tepper                      By:  /s/ John R. Hinson
--------------------                      ----------------------- (SEAL)
  Steve Tepper                             John R. Hinson
                                           Chief Financial Officer